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                                 EXHIBIT 21.1

                                 Subsidiaries
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
Corporate Name                               State of Incorporation
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
San Diego Testing Engineers, Inc.            Delaware
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Los Angeles Testing Engineers, Inc.          Delaware
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Unitek Technical Services, Inc.              Delaware
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AGS/PEICO, Inc.                              Delaware
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U.S. Engineering Laboratories, Inc.          Delaware
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Professional Engineering & Inspection        Florida
 Company
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BTC Laboratories, Inc.                       California
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Testing Engineers Nevada, Inc. (formerly     Delaware
 Buena Engineers, Inc.)
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Earth Consultants, Inc.                      Washington
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Clicks2Bricks, Inc.                          Florida
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The Building Department, Inc.                Florida
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